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EXHIBIT 21

SUBSIDIARIES OF BENCHMARK ELECTRONICS, INC.

ACT Manufacturing Holdings UK Limited, an England and Wales limited company
Array Technology International, Inc. a British Virgin Islands corporation
Array Technology Holdings, Inc. a British Virgin Islands corporation
AVEX Constitution, Inc., a Delaware corporation
AVEX Holdings, Inc., a Delaware corporation
AVEX International Corporation, an Alabama corporation
AVEX Liberty, Inc., a Delaware corporation
BEI Electronics Ireland Ltd., a Republic of Ireland private limited company
Benchmark BV Holdings, Inc., a Delaware corporation
Benchmark Electronics AB, a Sweden corporation
Benchmark Electronics Cork, an Ireland corporation
Benchmark Electronics Corp., a Delaware corporation
Benchmark Electronics de Mexico, S. de R.L. de C.V., a Mexico corporation
Benchmark Electronics England Limited, an England and Wales limited company
Benchmark Electronics FSC, Inc., a Barbados corporation
Benchmark Electronics GmbH, a Germany corporation
Benchmark Electronics Huntsville Inc., an Alabama corporation
Benchmark Electronics Ltda., a Brazil corporation
Benchmark Electronics Pte. Ltd., a Singapore corporation
Benchmark Electronics Scotland Limited, a Scotland corporation
Benchmark Electronics Servicios, S. de R.L. de C.V., a Mexico corporation
Benchmark Electronics Singapore IPO Pte. Ltd., a Singapore corporation
Benchmark Electronics (Suzhou) Co., Ltd., a People's Republic of China wholly foreign-owned enterprise
Benchmark Electronics (Thailand) Public Company Limited, a Thailand public company limited
Benchmark Elektronikai Termekeket Gyarto Fekekisegu Tarsasag (Benchmark Elektronikai Kft.), a    Hungary corporation
Burle Caribe Holdings Limited, an Ireland corporation
Burle Cayman Holdings Limited, an Ireland corporation
Dacia Company Limited, a British Virgin Islands limited company
GSS Array Technology, Inc. (dba "Benchmark Electronics San Jose, Inc.") a Delaware corporation
Kilbride Holdings B.V., a Netherlands corporation
Tedok B.V., a Netherlands corporation

All subsidiaries are wholly owned, directly or indirectly, by Benchmark Electronics, Inc.

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  EXHIBIT 21